UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2016 (July 25, 2016)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2016, the Board of Directors (the “Board”) of Arlington Asset Investment Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved an annual base salary increase from $325,000 to $450,000, effective as of July 1, 2016, for Mr. Richard E. Konzmann, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The Board also approved, upon the recommendation of the Compensation Committee, Mr. Konzmann’s opportunity under the Company’s 2014 Long-Term Incentive Plan (the “Plan”) to earn an annual cash bonus of between 0% and 160% (with a target bonus percentage of 80%) of his annual base salary, payable on a pro-rated basis based on the actual salary paid to him during the 2016 performance year, based on certain performance measures established pursuant to the Company’s named executive officer performance-based cash bonus program. On July 25, 2016, the Board also granted Mr. Konzmann a long-term incentive award under the Plan in the form of restricted shares of the Company’s Class A common stock with a grant date value equal to $100,000 (the “RSAs”), with the number of shares determined based on the closing sale price of the Company’s Class A common stock on the New York Stock Exchange on July 25, 2016. The RSAs will vest and become nonforfeitable on July 25, 2019, subject to Mr. Konzmann’s continued employment with the Company through the vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: July 27, 2016
	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer